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                                                                    EXHIBIT 16.1

May 20, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the paragraph comprising Change in Independent Accountants included in the Form S-1 (Registration No. 333-78029) dated May 20, 1999, of Gadzoox Networks, Inc. and are in agreement with the fourth and fifth sentences of the paragraph. We have no basis to agree or disagree with any other statements contained in that paragraph.


                                                 Ernst & Young LLP